Exhibit 2.6

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                            STOCK PURCHASE AGREEMENT


                                 By and Between


                           QUESTRON TECHNOLOGY, INC.,


                     QUESTRON DISTRIBUTION LOGISTICS, INC.,


                         ACTION THREADED PRODUCTS, INC.


                                       and


                                   THE PERSONS
                                SIGNATORY HERETO






                             Dated as of May 7, 1999


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817104.6

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                                TABLE OF CONTENTS


ARTICLE 1

DEFINITIONS............................................................5
           1.1   Definitions...........................................5

ARTICLE 2

PURCHASE AND SALE OF SHARES............................................6
           2.1   Sale of Shares........................................6
           2.2   Purchase Consideration and Payment for the Shares.....6
           2.3   Transactions on the Closing Date......................8

ARTICLE 3

CLOSING AND TERMINATION................................................10
           3.1   Closing...............................................10
           3.2   Termination...........................................10

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
AND THE COMPANY........................................................11
           4.1   Authority; Due Execution..............................11
           4.2   Organization; Certificate of Incorporation; Bylaws....11
           4.3   Subsidiaries and Equity Investments...................11
           4.4   Capitalization........................................12
           4.5   Ownership of Shares...................................12
           4.6   Personal Property.....................................12
           4.7   No Violation..........................................13
           4.8   Litigation............................................13
           4.9   Real Property.........................................14
           4.10  Non-Real Estate Leases................................15
           4.11  Financial Statements..................................15
           4.12  Books and Records.....................................16
           4.13  Tax Matters...........................................16
           4.14  Employee Matters......................................17
           4.15  Intellectual Property.................................20
           4.16  Accounts Receivable and Accounts Payable..............21
           4.17  Inventory.............................................22
           4.18  Absence of Change or Event............................22
           4.19  Compliance with Law...................................24
           4.20  Contracts and Commitments.............................24
           4.21  Insurance.............................................26

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           4.22  Customers, Suppliers, Distributors, Etc...............27
           4.23  Previous Sales; Warranties; Product Liability.........27
           4.24  Environmental Matters.................................28
           4.25  Absence of Certain Payments...........................29
           4.26  Additional Information................................29
           4.27  Investment Intent.....................................29
           4.28  Disclosure............................................30

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF QDL AND QUESTRON.....................31
           5.1   Organization..........................................31
           5.2   Corporate Authority; Due Execution....................31
           5.3   No Violation..........................................31
           5.4   SEC Documents.........................................32
           5.5   Questron Common Stock.................................32

ARTICLE 6

CERTAIN COVENANTS AND AGREEMENTS OF
SHAREHOLDERS, THE COMPANY, QDL AND QUESTRON............................32
           6.1   Conduct of Business Prior to the Closing Date.........32
           6.2   Tax Covenants.........................................34
           6.3   Expenses and Finder's Fees............................34
           6.4   Access to Information and Confidentiality.............35
           6.5   No Solicitation.......................................36
           6.6   Employees.............................................36
           6.7   Press Releases........................................37
           6.8   Transitional Assistance...............................37
           6.9   Conditions............................................37
           6.10  Rule 144..............................................37
           6.11  SEC Filings...........................................37
           6.12  Balance Sheets........................................37
           6.13  HSR Act and Other Filings.  ..........................37
           6.14  Millennium Capability.  ..............................37

ARTICLE 7

CONDITIONS PRECEDENT OF QDL AND QUESTRON...............................38
           7.1   Representations and Warranties........................38
           7.2   Closing Certificates..................................38
           7.3   Due Diligence.........................................38
           7.4   Opinion of Counsel....................................39
           7.5   No Actions............................................39
           7.6   Consents..............................................39
           7.7   Instruments and Possession............................39

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           7.8   Employment Agreement..................................40
           7.9   Non-Competition Agreements............................40
           7.10  Financing.............................................40
           7.11  Financial Statements..................................40
           7.12  Material Adverse Change...............................40

ARTICLE 8

CONDITIONS PRECEDENT OF THE COMPANY AND THE PRINCIPALS.................40
           8.1   Representations and Warranties........................40
           8.2   Closing Certificates..................................41
           8.3   No Actions............................................41
           8.4   Consents..............................................41
           8.5   Opinion of Counsel....................................41
           8.6   No Material Adverse Change............................41

ARTICLE 9

INDEMNIFICATION........................................................42
           9.1   Indemnification by the Company and the Shareholders...42
           9.2   Indemnification by QDL and Questron...................43
           9.3   Limitation on Liability...............................44

ARTICLE 10

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS..................44


ARTICLE 11

INTENTIONALLY OMITTED..................................................44


ARTICLE 12

MISCELLANEOUS..........................................................45
           12.1  Cooperation...........................................45
           12.2  Waiver................................................45
           12.3  Notices...............................................45
           12.4  Governing Law and Consent to Jurisdiction.............46
           12.5  Counterparts..........................................46
           12.6  Headings; Schedules...................................46
           12.7  Entire Agreement......................................46
           12.8  Amendment and Modification............................47
           12.9  Binding Effect; Benefits..............................47
           12.10 Assignability.........................................47


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           STOCK PURCHASE AGREEMENT,  dated as of May 7, 1999 (herein,  together
with  the  Schedules  and  Exhibits   attached   hereto,   referred  to  as  the
"Agreement"), by and between Questron Technology, Inc., a Delaware corporation ("Questron"), Questron Distribution Logistics, Inc., a Delaware corporation and a wholly-owned subsidiary of Questron ("QDL"), and Action Threaded Products, Inc., an Illinois corporation (the "Company"), and each of the persons listed on
Schedule  1.1  hereto  and   signatory   hereto  (each  a   "Shareholder,"   and
collectively, the "Shareholders").


                              PRELIMINARY STATEMENT

                     1. QDL is a wholly-owned subsidiary of Questron.

                     2. The Shareholders are the beneficial and record holders of all of the issued and outstanding shares of capital stock of the Company (the "Shares").

                     3. The Shareholders desire to sell, and QDL desires to purchase, the Shares upon the terms and subject to the conditions contained in this Agreement.

           NOW, THEREFORE, in reliance upon the respective representations and warranties made herein and in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

           1.1 Definitions. As used in this Agreement, the following terms have the meanings specified or referred to in this Article 1.

           "Accountant" is defined in Section 2.2(c)(ii).

           "Actions" is defined in Section 4.8.

           "Additional Cash Payment" is defined in Section 2.2(b).

           "Additional Shares" is defined in Section 2.2(b).

           "Agreement" is defined in the preamble to this Agreement.

           "Benefit Plans" shall mean each employee benefit or compensation plan, agreement or arrangement covering present or former employees, consultants or directors of the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliates could have any present or future liability, including "employee benefit plans" within the meaning of Section 3(3) of

817104.6

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ERISA,stock purchase, stock option, severance, employment, collective bargaining agreement, fringe benefit, change in control, bonus and incentive or deferred compensation plans, agreements, policies or other arrangements or finding arrangements.

           "Books and Records" shall mean with respect to the Company and its subsidiaries all books and records pertaining to the Shares, the Business, the customers, distributors and suppliers of the Company and its subsidiaries, including Tax returns and other information relevant to such returns, but not including minutes of shareholder and directors meetings.

           "Business" shall mean the business and operations of the Company and its subsidiaries in respect of distributing fasteners, hardware and related components.

           "Claims" shall mean with respect to the Company and its subsidiaries all claims, causes of action, choses in action, rights of recovery and rights of set-off of whatever kind or description against any Person or arising out of or relating to the Shares or the Business.

           "Closing" is defined in Section 3.1.

           "Closing Date" is defined in Section 3.1.

           "Closing Notes" is defined in Section 2.2(b).

           "Closing Price" is defined in Section 2.2(c).

           "Closing Shares" is defined in Section 2.2(c).

           "Code" is defined in Section 4.13.

           "Company" is defined in the preamble to this Agreement.

           "Company Common Stock" is defined in Section 4.4.

           "Company Indemnified Claims" is defined in Section 9.2.

           "Company Indemnitees" is defined in Section 9.2.

           "Company Losses" is defined in Section 9.2.

           "Confidential Information" is defined in Section 6.4.

           "Contract" shall mean with respect to the Company and its subsidiaries any of the agreements, contracts, Leases, notes, loans, evidences of indebtedness, purchase orders, letters of credit, distributor agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, policies, purchase and sales orders, quotations and other executory commitments, in each case, related to, used or useful in the Business of the Company and its subsidiaries, to which the Company and its subsidiaries are

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a party or to which any of their respective assets are subject,  whether oral or written, express or implied.


           "Deferred Cash Consideration" is defined in Section 2.2(d)(i).

           "Deferred Purchase Price" is defined in Section 2.2(d)(i).

           "Deferred Shares" is defined in Section 2.2(d)(i).

           "Dispute Notice"is defined in Section 2.2(d)(ii).

           "EBIT" shall mean the aggregate earnings of the Business before interest, income taxes, amortization of goodwill and the allocation of corporate expenses associated with the Business and without regard to extraordinary items that are paid or incurred after Closing, including any extraordinary bonus or severance payments made to employees.

           "EBIT Period" is defined in Section 2.2(c)(i).

           "Effective Date" is defined in Section 3.1.

           "Employment Agreement" is defined in Section 7.8.

           "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, encumbrance or other right of third parties.

           "Environmental Laws" is defined in Section 4.24.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA Affiliate" is defined in Section 4.14(d).

           "ERISA Plans" is defined in Section 4.14(b).

           "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board consistently applied.

           "Governmental Authorities" means the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

           "Hazardous Materials" is defined in Section 4.24.

           "HSR Act" is defined in Section 6.13.


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           "Immaterial Lease" is defined in Section 4.10.

           "Initial Cash Consideration" is defined in Section 2.2(a).

           "Insurance Policies" shall mean with respect to the Company the insurance policies issued by unaffiliated, third-party carriers relating to the Business of the Company listed under the Company's name on Schedule 4.23.

           "Intellectual Property Rights" is defined in Section 4.15.

           "Inventory" shall mean with respect to the Company and its subsidiaries (a) all of the Company's and its subsidiaries' inventories whether
(x) in transit and owned by the Company and its subsidiaries or (y) within the facilities of the Company and its subsidiaries held for resale or lease in the ordinary course of the Business to the customers and distributors of the Company and its subsidiaries, (b) all office supplies and similar materials of the Company and its subsidiaries located in the facilities of the Company and its subsidiaries and (c) all of the raw materials, work in process, finished products and similar items of the Company and its subsidiaries in the facilities of the Company and its subsidiaries or wherever otherwise located.

           "Laws" shall mean any law, statute, rule, regulation, ordinance, standard, code, order, judgment, decision, writ, injunction, decree, award or other governmental restriction including, without limitation, any policy or procedure issued or enforced by any Governmental Authority.

           "Leased Real Property" is defined in Section 4.11(a).

           "Leases" shall mean with respect to the Company and its subsidiaries all of the leases of the Company and its subsidiaries (whether relating to real property, improvements thereon, vehicles, machinery or equipment or other assets) listed under the Company's name on Schedules 4.11(a) and 4.12 and all other leases relating to the Business which are not required to be scheduled pursuant to this Agreement, including the Immaterial Leases.

           "Liability" shall mean any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

           "Majority Shareholders" shall mean Gerald Ablan and Charles Gozder.

           "March 31, 1999 Balance Sheet" is defined in Section 6.12.

           "Material Adverse Effect" shall mean with respect to (A) the Company and its subsidiaries, a material adverse effect on (i) the Shares, the Business or the condition (financial or otherwise), properties, Liabilities, reserves, working capital, earnings, results of operations, or business prospects, or relations with customers, suppliers, distributors or employees of the Company and its subsidiaries or (ii) the right or ability of the Company to consummate the transactions contemplated hereby, and (B) with respect to QDL and Questron, a material adverse effect on (i) the business or the condition (financial or otherwise) properties, liabilities, reserves, working capital, earnings,

817104.6
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results of  operations,  or business  prospects,  or relations  with  customers, suppliers, distributions or employees of QDL and Questron or (ii) the right or ability of such entities to consummate the transactions contemplated hereby.

           "Minority Shareholders" shall mean William P. Hackett and Robert Lehman.

           "Non-Competition Agreements" is defined in Section 7.9.

           "Non-Real Estate Leases" is defined in Section 4.10.

           "Other Documents" is defined in Section 4.1.

           "Permits" shall mean with respect to the Company and its subsidiaries all licenses, permits and other governmental authorization necessary to carry on the Business of the Company and its subsidiaries.

           "Person" means any natural person, business trust, corporation, partnership, limited liability company, joint stock company, proprietorship, association, joint venture, unincorporated association or other legal entity of whatever nature.

           "Post Closing Payment Notes" is defined in Section 2.2(d).

           "Purchase Price" is defined in Section 2.2.

           "QDL" is defined in the preamble to this Agreement.

           "Questron" is defined in the preamble to this Agreement.

           "Questron Common Stock" is defined in Section 2.2(c).

           "Questron Indemnified Claims" is defined in Section 9.1.

           "Questron Indemnities" is defined in Section 9.1.

           "Questron Losses" is defined in Section 9.1.

           "Real Property" is all of the real property that has been or is currently being used in the conduct of the Business, including, without limitation, the Leased Real Property.

           "Real Property Leases" is defined in Section 4.9(a).

           "Reference Balance Sheet" is defined in Section 4.11.

           "Reference Balance Sheet Date" is defined in Section 4.11.

           "Reference Income Statement" is defined in Section 4.11.


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           "SEC" is defined in Section 5.4.

           "SEC Documents" is defined in Section 5.4.

           "Second Closing Date" is defined in Section 2.2(d)(i).

           "Securities" is defined in Section 4.27(i).

           "Securities Act" is defined in Section 2.3(d).

           "Shares" is defined in the Preliminary Statement to this Agreement.

           "Shareholders" is defined in the preamble to this Agreement.

           "Stated Debt" is the aggregate amount of the outstanding liabilities of the Company and its subsidiaries specifically identified and described in
Schedule 2.2(a) as of the Effective Date.

           "Stated Net Debt" is defined in Section 2.2(a).

           "Subsidiary" is defined in Section 4.3.

           "Taxes" is defined in Section 4.13.

           "Technology" is defined in Section 6.14.

           "Year 2000 Compliant" is defined in Section 6.14.

           "1998 Audit" is defined in Section 6.4.


                                    ARTICLE 2

                           PURCHASE AND SALE OF SHARES


           2.1 Sale of Shares. At the Closing provided for in Section 3.1, the Shareholders shall sell to QDL the Shares beneficially owned by the Shareholders as set forth on Schedule 1.1, and QDL shall purchase such Shares for the aggregate purchase consideration specified in Section 2.2.

           2.2 Purchase Consideration and Payment for the Shares. In consideration of the sale, conveyance, transfer, assignment and delivery of the Shares by the Shareholders to QDL on the Closing Date, and in reliance upon the representations, warranties, covenants and agreements made herein by the Company and the Shareholders, QDL shall pay to the Shareholders a total purchase price of Fifteen Million Six Hundred Thousand Dollars ($15,600,000) (the "Purchase Price") subject to payment and adjustment as follows:


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                     (a) At the  Closing,  the  Shareholders  shall  be  paid an amount equal to Ten Million Five Hundred Thousand Dollars ($10,500,000), (x) less the Stated Net Debt (as defined below) of the Company, and (y) plus interest on the sum of (A) the amount calculated in accordance with the foregoing, and (B) One Million Five Hundred Thousand Dollars ($1,500,000), which interest shall be in the amount equal to six percent (6%) per annum calculated from the Effective Date to the Closing Date (said amount as set forth in this Section 2.2(a) and as reflected on Schedule 2.2(a) being herein referred to as the "Initial Cash Consideration"). The Initial Cash Consideration shall be paid to the Shareholders by wire transfers of immediately available funds (or certified checks) from or on behalf of QDL to such account(s) as the Shareholders may designate to QDL in writing no later than five (5) business days prior to the Closing Date. As used herein, "Stated Net Debt" means the aggregate amount of Stated Debt net of cash and cash equivalents as of March 31, 1999.

                     (b) At the Closing, QDL shall deliver to each Shareholder a promissory note, made by Questron Finance Corp., a wholly-owned subsidiary of Questron, in favor of such Shareholder in the principal amount set forth opposite such Shareholder's name on Schedule 2.2(b), substantially in the form attached hereto as Exhibit A, as may be modified to reflect such changes to the definition of "Available Amount" contained therein as may be requested by any lender providing financing to Questron as contemplated by Section 7.10 (the "Closing Notes"). The aggregate principal amount of the four Closing Notes shall be One Million Five Hundred Thousand Dollars ($1,500,000).

                     (c) At the Closing, the Shareholders shall be issued such aggregate number of shares of Questron's Common Stock, par value $0.001 per share (the "Questron Common Stock"), having a value equal to One Million Eight Hundred Thousand Dollars ($1,800,000) (the "Closing Shares") calculated on the basis of the average last reported sales price for the Questron Common Stock for the five (5) trading days ending on the third (3rd) trading day immediately prior to the Closing Date (the "Closing Price"). Each Shareholder shall be issued Closing Shares in the proportion set forth on Schedule 2.2(c)(i) to be delivered to QDL. The Closing Shares shall be issued and registered in the name of the Shareholders on or prior to the Closing Date. On the twenty-four-month anniversary of the Closing Date (and if such date is not a Business Day, the next Business Day) (the "Anniversary Date"), Questron shall calculate the value (the "Anniversary Date Price") of the Questron Common Stock based on the average last reported sales price for the Questron Common Stock for the five (5) trading days period ending on the third (3rd) trading day immediately prior to the Anniversary Date. If the Anniversary Date Price is less than the Closing Price, either (A) Questron shall deliver to the Shareholders a number of shares of Questron Common Stock equal to the difference between (i) the number of shares of Questron Common Stock having a value of One Million Eight Hundred Thousand Dollars ($1,800,000) calculated on the basis of the Anniversary Date Price, and
(ii) the number of Closing Shares (the "Additional Shares"), or (B) QDL shall pay to the Shareholders by wire transfers (or certified checks) an amount in cash equal to One Million Eight Hundred Thousand Dollars ($1,800,000) less the amount equal to the number of Closing Shares multiplied by the Anniversary Date Price (the "Additional Cash Payment"). On behalf of and at the direction of, the Company, to the extent Additional Shares are to be issued to the Shareholders pursuant to this Section 2.2(c), each Shareholder shall be issued Additional Shares in the proportion set forth on Schedule 2.2(c)(ii). The election of whether QDL shall pay the Additional Cash Payment or Questron shall issue the Additional Shares shall be made by QDL and Questron in their sole discretion.


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                     (d)  (i)  Following  the  Closing,  QDL  shall  pay  to the
Shareholders  an amount (the "Deferred  Purchase  Price") equal to the lesser of
(A) an amount equal to (x) the amount, if any, by which the EBIT for the six (6) Company branches located in Atlanta, Minneapolis, Milwaukee, Grand Rapids, Chicago and Columbus for the twelve (12) month period beginning on the Effective Date (the "EBIT Period") exceeds Two Million One Hundred Fifty Thousand Dollars ($2,150,000), multiplied by (y) six (6), and (B) One Million Eight Hundred Thousand Dollars ($1,800,000). The Deferred Purchase Price shall be paid by June 30, 2000 (the "Second Closing Date") payable as follows: (i) delivery to the Shareholders by wire transfers (or certified checks) of an aggregate amount equal to forty-three and five tenths percent (43.5%) of the Deferred Purchase Price (the "Deferred Cash Consideration"); (ii) delivery of a promissory note, made by Questron Finance Corp., in favor of each Shareholder, substantially in the form attached hereto as Exhibit B (the "Post-Closing Payment Notes") in the aggregate principal amount equal to forty-three and five tenths percent (43.5%) of the Deferred Purchase Price; and (iii) delivery to the Shareholders of shares of Questron Common Stock (the "Deferred Shares"), the value of which shall equal to thirteen percent (13%) of the Deferred Purchase Price. The number of Deferred Shares will be based on the average last reported sales price of the Questron Common Stock for the five (5) trading days ending on the third (3rd) trading day immediately prior to the Second Closing Date.

                          (ii) In the event that any Shareholder  disputes QDL's
calculation of EBIT in accordance with Section 2.2(d)(i), such Shareholder shall notify QDL in writing of the nature of his dispute within thirty (30) days of its receipt of notice from QDL of its calculation of EBIT (a "Dispute Notice"). If the parties are unable to agree upon EBIT within twenty (20) days after delivery of a Dispute Notice, then the parties shall attempt to mutually agree on an independent public accounting firm ("Accountant") who shall determine EBIT. If the parties are unable to agree upon a single Accountant within thirty
(30) days after delivery of the Dispute Notice, then each of QDL, on the one hand, and the Shareholders, on the other, shall select an Accountant and within ten (10) days of their appointment, the two Accountants shall select a third Accountant. The determination of the single Accountant or the average of two of the three EBITs determined by the three Accountants which are closest in amount, if EBIT is determined by three Accountants, as the case may be, shall be determined within thirty (30) days from the appointment of the Accountants and shall be final and binding upon the parties. The expenses of the determination of EBIT by the Accountants shall be shared equally by QDL, on the one hand, and the disputing Shareholder(s), on the other.

           2.3 Transactions on the Closing Date.

                     (a) At the Closing, the Company and the Shareholders will deliver, or cause to be delivered, to QDL and/or Questron the following:

                          (i) stock certificate(s) representing all of the Shares, in form suitable for transfer, registered in the name of each Shareholder evidencing the number of Shares set forth opposite each such Shareholder's name on Schedule 1.1, endorsed in blank or with an executed blank stock transfer power attached, and, in each case, with any necessary stock transfer tax stamps attached thereto;


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                          (ii) all stock books,  stock transfer ledgers,  minute
           books and the corporate seals of the Company and all subsidiaries of the Company;

                          (iii) resignations of all of the directors and officers of the Company, effective as of the Closing;

                          (iv) duly executed signature cards for all bank accounts of the Company and its subsidiaries which are necessary to establish QDL's designees, and only QDL's designees, as the authorized signatories for such accounts;

                          (v)   each   of   the   certificates   and   documents
           contemplated by Article 7; and

                          (vi) such other certificates, documents, instruments and agreements as QDL and/or Questron shall deem necessary in its reasonable discretion in order to effectuate the transactions contemplated herein, in form and substance reasonably satisfactory to QDL and/or Questron.

                     (b) At the Closing, QDL and/or Questron will deliver to the Shareholders the following:

                          (i) the Initial Cash Consideration;

                          (ii) the Closing Note;

                          (iii) the stock certificates representing the Closing Shares;

                          (iv)   each   of  the   certificates   and   documents
           contemplated by Article 8; and

                          (v) such other certificates, documents, instruments and agreements as the Company shall deem necessary in its reasonable discretion in order to effectuate the transactions contemplated herein, in form and substance reasonably satisfactory to the Company.

                     (c) At the Closing, and on behalf of the Company, Questron shall deliver, or cause to be delivered, by wire transfer such amounts as are necessary to pay and discharge the outstanding balance of the indebtedness set forth on Schedule 1.2 to the entities listed thereon, which amounts shall represent all of such indebtedness outstanding as of the Closing Date.

                     (d) Restricted Securities. The shares representing the Closing Shares, the Additional Shares and Deferred Shares issued to the Shareholders shall be restricted securities under the Securities Act of 1933, as amended (the "Securities Act"), will not have been registered under the Securities Act and may not be sold or transferred absent such registration or unless an exception from registration is available. The certificates evidencing such shares shall bear a legend substantially in the following form, in addition to any other legends required by applicable state law:


817104.6
                                        9

           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."


                                    ARTICLE 3

                             CLOSING AND TERMINATION

           3.1 Closing. The closing of the transactions provided for in Article 2 above (the "Closing") will take place at the offices of Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, N.Y. 10022, at 10:00 A.M. (local time) on or about June 30, 1999 (the "Closing Date"), or at such other place, time and date as may be agreed upon by QDL, Questron, the Company and the Shareholders. The effective date of the Closing shall be April 1, 1999 (the "Effective Date").

           3.2 Termination. Anything contained in this Agreement other than in this Section 3.2 to the contrary notwithstanding, this Agreement may be terminated in writing at any time on or prior to the Closing:

                     (a) without liability on the part of any party hereto, by mutual written consent of QDL and Questron, on the one hand, and the Company and the Shareholders, on the other;

                     (b) without liability on the part of any party hereto (unless occasioned by reason of a material breach by any party hereto of any of its representations, warranties or obligations hereunder) by either QDL and Questron, on the one hand, or the Company and the Shareholders, on the other, if the Closing shall not have occurred on or before June 30, 1999 (or such later date as may be agreed upon in writing by the parties hereto);

                     (c) by QDL and Questron, if the Company or the Shareholders shall breach in any material respect any of their respective representations, warranties or obligations hereunder and such breach shall not have been cured or waived or the Company or the Shareholders shall not have provided reasonable assurance that such breach can and will be cured on or before the Closing Date, provided, however, that QDL and Questron have not breached in any material respect any of their respective representations, warranties or obligations hereunder; or

                     (d) by the Company and the Shareholders, if QDL or Questron shall breach in any material respect any of their respective representations, warranties or obligations hereunder and such breach shall not have been cured or waived or QDL and Questron shall not have


817104.6
                                       10
           provided reasonable assurance that such breach can and will be cured on or before the Closing Date, provided, however, that the Company and the Shareholders have not breached in any material respect any of their respective representations, warranties or obligations hereunder.

                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
                                 AND THE COMPANY

           Each Shareholder and the Company, jointly and severally, represents and warrants to QDL and Questron that as of the date hereof and as of the Closing Date (except as otherwise noted):

           4.1 Authority; Due Execution. The Company has full corporate power and authority to enter into this Agreement and all other agreements, documents, certificates and instruments contemplated by this Agreement (the "Other
Documents") to which it is a party and to consummate the transactions contemplated hereby and thereby. Each Shareholder has the power to enter into this Agreement and each Other Document to which such Shareholder is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Other Document to which the Company and/or the Shareholders are parties will be as of the Closing Date, duly executed and delivered by the Company and/or the Shareholders, and (assuming due execution and delivery by QDL and Questron) this Agreement and each Other Document to which the Company and the Shareholders are parties will constitute valid and binding obligations of the Company and the Shareholders, respectively, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

           4.2 Organization; Certificate of Incorporation; Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to carry on its Business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a Material Adverse Effect on the Company. The Shareholders have heretofore delivered to QDL complete and correct copies of the articles of incorporation and bylaws of the Company as currently in effect.

           4.3  Subsidiaries  and  Equity  Investments.  Except  as set forth on
Schedule 4.3, the Company has no subsidiaries and does not own, directly or indirectly, any investments, capital stock or other equity or ownership interests in any other corporations or business enterprises and is not a partner in any partnership or a co-venturer in any joint venture or other business enterprise. The term "subsidiary" means any corporation or other entity of which the Company, directly or indirectly, owns or controls capital stock or ownership interests representing either (i) more than fifty percent (50%) of the general voting power under ordinary circumstances of such corporation or entity, or (ii) if an entity other than a corporation, more than fifty percent (50%) of the economic interest therein.


817104.6
                                       11

           4.4 Capitalization. The authorized capital of the Company consists of 5,000 shares of common stock, par value $10.00 per share (the "Common Stock"), of which 2,530 shares are issued and outstanding. The authorized capital and the issued and outstanding capital of each of the Company's subsidiaries is set forth on Schedule 4.4(a). Except as set forth on Schedule 4.4(b), no other class of capital stock or other ownership interests of the Company or its subsidiaries is authorized, issued, reserved for issuance or outstanding. All such issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. No shares of Common Stock (including, without limitation, the Shares), and no common stock or other equity interests in the Company's subsidiaries and no options, warrants or other rights, agreements, commitments or arrangements of any kind to acquire shares of Common Stock or the common stock or other equity interests of the Company's subsidiaries, were issued in violation of (x) any preemptive or other rights, or
(y) any provision of any contract, agreement or arrangement of any kind. Except as set forth on Schedule 4.4(c), there are no outstanding options, warrants, subscriptions, unsatisfied preemptive rights, calls or other rights, agreements, commitments or arrangements of any kind to acquire any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock of the Company or the common stock or other equity interests of the Company's subsidiaries or any security of any kind convertible into or exchangeable for any such capital stock. Except as set forth on Schedule 4.4(d), there are no voting trusts, shareholder agreements, proxies or other agreements relating to the voting, purchase or sale of capital stock of the Company or its subsidiaries
(i) between or among the Company and any of its shareholders, and (ii) between or among any of the Company's shareholders. There is no outstanding bond, debenture, note or other indebtedness of the Company having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matter on which shareholders of the Company or any subsidiary may vote.

           4.5 Ownership of Shares. The Shareholders are the lawful record and beneficial owner of that number of Shares set forth opposite each Shareholder's name on Schedule 1.1 which Shares represent all of the issued and outstanding shares of the Company's capital stock. Sellers own the Shares set forth opposite each Shareholder's name on Schedule 1.1 free and clear of all pledges, liens, charges, Encumbrances, easements, security interests, claims, options and restrictions of every kind, except for those Encumbrances identified on Schedule
4.5 (which shall be satisfied and released on or prior to the Closing). Upon the delivery of the Shares in the manner contemplated under Section 2.2, at Closing, Shareholders will each transfer to QDL valid record and beneficial title to such Shares, free and clear of all Encumbrances.

           4.6 Personal Property. Schedule 4.6(a) sets forth (i) the tangible physical assets of the Company and its subsidiaries as of the date of this Agreement that do not constitute real property (including machinery, equipment, tools, dies, furniture, furnishings, leasehold improvements, software, vehicles, buildings and fixtures) and that have a book value or replacement value in excess of Five Thousand Dollars ($5,000) per item or per category of items and the location by address of such items; (ii) individual refundable deposits in excess of Ten Thousand Dollars ($10,000) or Twenty-Five Thousand Dollars ($25,000) in the aggregate; and (iii) all outstanding loans or advances made by the Company or any subsidiary to any Person in excess of Twenty Thousand Dollars ($20,000).


817104.6
                                       12

           Except as set forth on Schedule 4.6(b), the Company and each of the Company's subsidiaries has good and valid title to all of their respective material properties and assets that do not constitute real property, free and clear of all Encumbrances. Except as set forth on Schedule 4.6(c), the Company and its subsidiaries own and have valid leasehold interests (pursuant to leases disclosed in such Schedule) in or valid contractual rights pursuant to contracts disclosed in such Schedule to use, all of the material assets, tangible and intangible, currently used by, or necessary for the present conduct of the business of, the Company and its subsidiaries.

           Immediately prior to Closing, the items listed on Schedule 4.6(d) shall be transferred to the Persons listed on Schedule 4.6(d).

           4.7 No Violation. Neither any Shareholder, the Company nor any Company subsidiary are subject to or bound by any provision of:

                     (a) any law, statute, rule, regulation or judicial or administrative decision,

                     (b)  (in  the  case  of  the   Company)   its  articles  of
           incorporation or by-laws,

                     (c) any contract, mortgage, deed of trust, lease, note, shareholders' agreement, proxy, bond, indenture, other instrument or agreement, license, Permit, trust, custodianship or other restriction, or

                     (d) any consent, judgment, order, writ, award, injunction or decree of any Governmental Authority or arbitrator,

that would conflict with, prevent or be violated by or that would result in the creation of any Encumbrance as a result of, or under which there would be a default or right of termination, amendment, acceleration, revocation, cancellation or suspension as a result of, the execution, delivery and performance by any Shareholder, the Company or any Company subsidiary of this Agreement or any Other Document and the consummation of the transactions contemplated hereby and thereby. Except as set forth in Schedule 4.7, no consent, order, license, permit, approval or authorization of or declaration, notice or filing with any Person is required for the valid execution, delivery and performance by any Shareholder or the Company of this Agreement or any Other Document to which it is a party and the consummation of the transactions contemplated hereby and thereby.

           4.8 Litigation. Except as set forth on Schedule 4.8, there is no charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action or, to the knowledge of the Company and the Shareholders, investigation (collectively, "Actions") pending or, to the knowledge of the Company and the Shareholders, threatened or anticipated against, relating to or affecting (i) the Company, any Company subsidiary or the operation of the Business of the Company and its subsidiaries as currently operated and as proposed to be operated, (ii) any Benefit Plan of the Company or any trust or other funding instrument, fiduciary or administrator thereof or (iii) the transactions contemplated by this Agreement. Neither the Company nor any Company subsidiary is in default with respect to any

817104.6
                                       13
judgment, order, writ, injunction or decree of any Governmental Authority, and there are no unsatisfied judgments against the Company. No event has occurred or circumstances exist that could reasonably be expected to give rise to or serve as a basis for the commencement of any Action. The Company has delivered or made available to QDL or Questron copies of all proceedings, correspondence and other documents relating to each Action listed on Schedule 4.8. Each Action pending or, to the knowledge of the Company and the Shareholders, threatened or that the Company or the Shareholders have a reasonable basis to expect or anticipate (whether or not disclosed on Schedule 4.8) is fully covered by insurance of reputable and solvent insurance companies and each such applicable insurance policy is in full force and effect and neither the Company nor any Company subsidiary has received any notice or, to the knowledge of the Company and the Shareholders, threat of cancellation, limitation or non-coverage of such insurance policies.

           4.9 Real Property. (a) Schedule 4.9(a) sets forth, as of the date of this Agreement, a complete and accurate list, in all material respects, of (i) all of the real property owned by the Company and its subsidiaries (the "Owned Real Property"), (ii) all of the real property that the Company and its subsidiaries have leased or subleased (the "Leased Real Property") (iii) the applicable leases, including all amendments thereto and all material agreements incidental thereto (the "Real Property Leases"), and (iv) all indebtedness secured by a lien, mortgage or deed of trust on the Real Property and the outstanding principal amount of each such lien, mortgage and deed of trust as of the date hereof. As of the date of this Agreement, the Company and its subsidiaries have good and marketable fee title to its interest in the Owned Real Property or a valid leasehold interest in the Leased Real Property as provided in the applicable Real Property Lease, in each case, free and clear of all Encumbrances and defects, except for (A) liens, mortgage or deed of trust securing the Indebtedness referred to in clause (i) of the preceding sentence, and (B) taxes or assessments, special or otherwise, not due and payable or being contested in good faith. There exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) on the part of the Company or any Company subsidiary which, with the giving of notice, the lapse of time, or the happening of any other event or condition, would become a default or event of default under any Real Property Lease.

                     (b) Each of the Real Property Leases is in full force and effect and constitutes a valid leasehold interest in the respective Leased Real Property and has not been assigned, modified, supplemented or amended except as set forth on Schedule 4.9(a). Neither the Company nor any Company subsidiary has received a written notice of any monetary default or other material default under any Real Property Lease or has given or received any notice for purpose of terminating any Real Property Lease; all rents due under the Real Property Leases have been paid.

                     (c) With respect to each of the Real Property Leases the Company and its subsidiaries have adequate rights of ingress and egress for the operation of the Business of the Company and its subsidiaries in the ordinary course. Except as set forth in Schedule 4.9(c) with respect to the Leased Real Property none of the buildings, structures or appurtenances (or any equipment therein), nor the operation of maintenance thereof, violates any restrictive covenant or any provision of any federal, state, provincial or local law, ordinance, rule or regulation, or encroaches on any property owned by others, except where such violation or encroachment does not

817104.6
                                       14
materially adversely affect the value or use of any such building, structure, appurtenance or equipment.

                     (d) Except as set forth in Schedule 4.9(d), (i) no condemnation proceeding is pending or threatened with respect to the Real Property or any buildings, structures or appurtenances located thereon, and (ii) none of the buildings, structures or appurtenances used by the Company in the conduct of the Business have been damaged or destroyed, in whole or in part, as a result of any fire or other casualty, which damage or destruction has not been fully repaired or restored.

                     (e) The Company and its subsidiaries have all necessary Permits to carry on the Business in the ordinary course.


                     (f) Except as set forth in Schedule 4.9(f), no interest of the Company and its subsidiaries in any Real Property is subject to any right of first offer, first refusal or right or option to purchase.

           4.10 Non-Real Estate Leases. Schedule 4.10 lists all of the Company's and its subsidiaries' right, title and interest in and to the assets, properties and rights of every type and description, tangible and intangible, wherever located, owned by the Company and its subsidiaries from and after the Effective Date and on the Closing Date or in which the Company and its subsidiaries have any interest whatsoever on the Closing Date relating to, used or useful in the conduct of the Company's business that are possessed by the Company and its subsidiaries under an existing lease, including, without limitation, all vehicles, forklifts, machinery, equipment, furniture, fixtures and computers, except for any lease under which the aggregate annual payments (excluding Taxes) for the last twelve (12) preceding months are less than Five Thousand Dollars ($5,000) (each, an "Immaterial Lease"). Schedule 4.10 also lists the leases under which such assets are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Non-Real Estate Leases." Each Non-Real Estate Lease is in full force and effect and constitutes a valid leasehold interest in such assets, and has not been assigned, modified, supplemented or amended except as set forth on Schedule 4.10.

           4.11 Financial Statements. (a) The Shareholders and the Company have heretofore furnished QDL and/or Questron with copies of the following consolidated financial statements of the Company and its subsidiaries: (i) unaudited balance sheets as at March 31 for each of 1995, 1996 and 1997, respectively; (ii) unaudited statements of operations for each of the years ended on March 31, for 1995, 1996, and 1997; (iii) an audited balance sheet (the "Reference Balance Sheet") as at December 31, 1998 (the "Reference Balance Sheet Date"); and (iv) an audited statement of operations (the "Reference Income Statement") for the year ended December 31, 1998. Except as noted on Schedule
4.11 or otherwise noted therein and except for normal year-end adjustments, all such financial statements are complete and correct, were prepared in accordance with GAAP consistently applied throughout the periods indicated and have been prepared in accordance with the Books and Records of the Company, and present fairly the financial position of the Company at such dates and the results of its operations and cash flows for the periods then ended, subject to such inaccuracies, if any, which are not material in nature or amount.


817104.6
                                       15

                     (b) There are no Liabilities, debts, obligations or claims against the Company of any nature (accrued, absolute or contingent, unasserted, known or unknown, or otherwise), except (i) as and to the extent reflected or reserved against on the Reference Balance Sheet; (ii) specifically described and identified as an exception to this paragraph in any of the Schedules delivered to QDL and Questron pursuant to this Agreement; (iii) those that are individually, or in the aggregate, not material and were incurred since the Reference Balance Sheet Date in the ordinary course of business consistent with prior practice; or (iv) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice.

                     (c) There are no auditor letters to management or the board of directors of the Company with respect to the audits of the Company for the preceding five fiscal years of the Company.

           4.12 Books and Records. (a) The Shareholders and the Company have made and will make available for inspection by QDL and/or Questron all the Books and Records relating to the Business of the Company and its subsidiaries. Except as set forth on Schedule 4.11, such Books and Records of the Company and its subsidiaries reflect all the material transactions and other material matters required to be set forth under GAAP applied on a consistent basis.

                     (b) The minute books of the Company and its subsidiaries that have been made available to QDL and/or Questron for their inspection contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) of the Company and its subsidiaries and of its Shareholders and accurately reflect all material transactions referred to in such minutes and consents in lieu of meetings. The stock books of the Company and its subsidiaries that have been made available to QDL and/or Questron for their inspection are true and complete in all material respects.

           4.13 Tax Matters. (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or estimated taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items) relating to the income, operations or properties of the Company.

                          (i) "Pre-Closing Periods" shall mean all Tax periods ending on or before the Closing Date and, with respect to any Tax period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date;

                          (ii) "Returns" shall mean all returns, declarations, reports, estimates, information returns and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by any Person and relating to the Company and its subsidiaries;


817104.6
                                       16

                          (iii) "Code" shall mean the Internal Revenue Code of 1986, as amended; and

                          (iv)  the  term  "Tax  Deficiency"   shall  include  a
           reduction in any net operating losses.

                     (b) In respect of the Pre-Closing Periods only,

                          (i) all Returns have been (or will be prior to Closing) timely filed when due in accordance with all applicable laws;

                          (ii) all Taxes shown on the Returns have been timely paid when due;

                          (iii) the Returns completely, accurately, and correctly in all material respects reflect the facts regarding the income, properties, operations and status of any entity required to be shown thereon;

                          (iv) all Taxes which the Company and its subsidiaries are required by law to withhold or collect have been in all material respects duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

                          (v) there is no action, suit, proceeding, investigation, audit or claim currently pending, or to the Company's and the Shareholders' knowledge, threatened, regarding any Taxes relating to the Company and its subsidiaries for any Pre-Closing Period;

                          (vi) no Person has executed or entered into a closing agreement pursuant to Code Section 7121 (or any comparable provision of state, local or foreign law) that is currently in force and determines the Tax liabilities of the Company;

                          (vii) there are no liens for any Tax on the assets of the Company except liens which arise as a matter of law; and

                          (viii) there are no tax sharing agreements to which the Company is now or, to Shareholders' knowledge, ever has been a party which will survive the Closing.

           4.14 Employee Matters. (a) Schedule 4.14(a) sets forth as of the date hereof the name, date of hire, current annual compensation rate (including bonus and commissions), title, current base salary rate and accrued bonus and vacation of each present employee of the Company and its subsidiaries; and a list of any employment, managerial, advisory, consulting, collective bargaining and severance agreements or plans; employee confidentiality or other agreements protecting proprietary processes, formulae or information; any employee handbook(s) and written employment policies; any reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended; any affirmative action plans; and each employee benefit or

817104.6
                                       17
compensation  plan,   agreement  or  arrangement   covering  present  or  former
employees, consultants or directors of the Company and its subsidiaries.

                     (b) Schedule 4.14(b) sets forth a list of all Benefit Plans that are "employee benefit plans" within the meaning of Section 3(3) of ERISA ("ERISA Plans") and all other Benefit Plans, whether sponsored, maintained or contributed to by the Company.

                     (c) For each ERISA Plan, except as set forth on Schedule 4.14(c), each of the following is true:

                          (i) if such Benefit Plan is an employee pension benefit plan (as such term is defined in ERISA Section 3(2)) intended to qualify under the Code, such plan is and since its inception has been so qualified and the Plan has received a favorable determination letter as to its qualification under the Code (or such a letter has been or will be applied for prior to expiration of the applicable remedial amendment period), and nothing has occurred, whether by action or failure to act, which could cause the loss of such qualification or which would result in material costs to the Company under the Internal Revenue Service's Closing Agreement Program, Voluntary Compliance Resolution Program or Administrative Policy Regarding Sanctions;

                          (ii) none of the Shareholders, the Company, the Company's subsidiaries nor any other party has, with respect to any such Benefit Plan, engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, which could subject the Company or QDL to any Taxes, penalties or other material liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Sections 409 or 502(i);

                          (iii) such Benefits Plans are in compliance in all material respects with ERISA and the Code and all filings required to be made have been made on a timely basis;

                          (iv) all contributions and insurance premiums required as of the Closing Date have been paid;

                          (v) the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereunder, will not (pursuant to any "change-of-control" provision or otherwise) result in any additional (or otherwise modify or accelerate any existing or contingent) obligation or liability (with respect to accrued benefits or otherwise) to any such Benefit Plan,
           to  any   employee  or  former   employee  of  the  Company  and  its
           subsidiaries;

                          (vi) the transactions contemplated by this Agreement will not result in the payment or series of payments to any employee of the Company or its subsidiaries which is a "parachute payment" within the meaning of Section 280G of the Code; and

                          (vii) the Company has delivered to QDL and/or Questron current, accurate and complete copies of such Benefit Plan (including the plan document, trust agreement and other

817104.6
                                       18
           funding or insurance instruments relating thereto) and, to the extent applicable, copies of the most recent (A) determination letter and any outstanding request for a determination letter; (B) summary plan description and other written communications by the Company to its employees concerning the extent of the benefits provided under any Benefit Plan; (C) Form 5500 with attached schedules, financial statements and actuaries statement with respect to the plan years ending in fiscal years 1995, 1996 and 1997; (D) collective bargaining agreements or other such contracts; and (E) the general notification to employees of their "COBRA" rights under Code Section 4980B and ERISA Sections 601-609 and the form of letter(s) distributed upon the occurrence of a COBRA qualifying event for each Benefit Plan that is a "group health plan" as defined in Code Section 5000(b)(1) and ERISA
           Section 607(1).

                     (d) Neither the Company nor any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") sponsors or maintains (and has not sponsored or maintained in the calendar years ending 1995, 1996, 1997 and 1998) an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA.

                     (e) Neither the Company nor any ERISA Affiliate contributes or is obligated to contribute (or in the past six years has been obligated to contribute) to a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA).

                     (f) The Company has no employee welfare benefit plans (within the meaning of ERISA Section 3(1)) which provide benefits beyond termination of employment except as required by applicable law.

                     (g) With  respect  to the  Company,  except as set forth on
Schedule 4.14(g), each of the following is true in all material respects:

                          (i) the Company and its subsidiaries are in compliance with all applicable laws and agreements respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, and there is no action, suit or legal, administrative, arbitration, grievance or other proceeding pending or, to the Company's and the Shareholders' knowledge, threatened, or, to the Company's and the Shareholders' knowledge, is any investigation pending or threatened against the Company or any subsidiary relating to any employment matter, and, to the Company's and the Shareholders' knowledge, no basis exists for any such action, suit or legal, administrative, arbitration, grievance or other proceeding or governmental investigation;

                          (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's and the Shareholders' knowledge, threatened against the Company and its subsidiaries;


817104.6
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

                          (iii) none of the employees of the Company and its subsidiaries is a member of or represented by any labor union and, there are no attempts of whatever kind and nature being made to organize any of such employees;

                          (iv)  without  limiting  the  generality  of paragraph
           (iii) above, no certification or decertification is pending or was filed within the past twelve months respecting the employees of the Company and its subsidiaries and no certification or decertification petition is being or was circulated among the employees of the Company and its subsidiaries within the past twelve months;

                          (v) no agreement (including any collective bargaining agreement), arbitration or court decision, decree or order which is binding on the Company or its subsidiaries in any material way limits or restricts the Company or its subsidiaries from relocating or closing any of its operations;

                          (vi)  the  Company  and  its  subsidiaries   have  not
           experienced any organized work stoppage in the last five years;

                          (vii) there are no administrative proceedings, lawsuits or complaints of discrimination (including but not limited to discrimination based upon sex, age, marital status, race, national origin, sexual orientation, religion, disability or veteran status) pending or, to the Company's and the Shareholders' knowledge, threatened, or to the Company's or Shareholders' knowledge, is any investigation pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court, or is any complaint or internal investigation pending with regard to sexual or other harassment. There are no pending or threatened claims with respect to the equal employment opportunity practices or affirmative action practices of the Company and its subsidiaries and, to the Company's and the Shareholders' knowledge, no reasonable basis for any claim regarding such practices exists; and

                          (viii) there are no individual agreements, employment practices, policies or procedures, or other representations, warranties written or oral, which have been made by the Company and its subsidiaries to employees of the Company and its subsidiaries that commit QDL to retain them as employees for any period of time subsequent to the Closing, or to pay them severance if they are not retained, except as otherwise provided by law or as set forth on
           Schedule 4.14(g).

           4.15 Intellectual Property. Schedule 4.15(a) (i) contains detailed information (including where applicable the federal registration number and the date of registration or application for registration and the name in which registration was applied for) of (x) all of the Company's and its subsidiaries' registrations of trademarks and of other marks, trade names, brand names, and all pending applications for any such registrations and all of the Company's and its subsidiaries' patents and copyrights and all pending applications therefor,
(y) all material computer software used by the Company and its subsidiaries in the conduct of the Business and (z) all licenses and other trademarks and other marks, trade names, material designs, plans, specifications, patents, patent applications and

817104.6
                                       20
other  intellectual  property  rights  of  any  kind  of  the  Company  and  its subsidiaries, whether or not registered, including, without limitation, all rights of the Company and its subsidiaries to the use and ownership of the names "Action Threaded Products, Inc.," and any and all other names associated with, derived from or used in connection with the conduct of the Business (and all trade names listed on Schedule 4.15(a)) (all of the items referred to in this clause (i) being "Intellectual Property Rights"), and (ii) identifies any Intellectual Property Rights that any third party owns and that the Company or its subsidiaries use or propose to use in the Business of the Company and its subsidiaries, and specifies whether such use is or will be pursuant to license, sublicense, agreement or permission. The Company and its subsidiaries own (or, as set forth on Schedule 4.15(a), possess enforceable licenses or other rights to use) all of such Intellectual Property Rights. Except as set forth on
Schedule 4.15(b), no Person has a right to receive a royalty or similar payment in respect of any Intellectual Property Rights pursuant to any contractual arrangements entered into by the Company or any subsidiary or otherwise. Neither the Company nor any Company subsidiary has any licenses granted by or to it and no other agreements to which it is a party, relating in whole or in part to any of the Intellectual Property Rights. Except as set forth on Schedule 4.15(c), neither the Company nor any Company subsidiary has received notice of or has any reason to believe that the Company's or its subsidiaries' use of the Intellectual Property Rights is interfering with, infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property Rights, and no proceedings have been instituted against or notices received by the Company or any subsidiary alleging that the Company's or its subsidiaries' use or proposed use of any Intellectual Property Rights infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property Rights, which infringement or violation could have a Material Adverse Effect on the Company and its subsidiaries.

           4.16 Accounts Receivable and Accounts Payable. (a) The accounts receivable appearing on the Reference Balance Sheet and all accounts receivable created since that date through the Closing Date represent in all material respects and will in all material respects represent valid obligations owing to the Company and its subsidiaries, have arisen from bona fide transactions in the ordinary course of business and are fully collectible by the Company and its subsidiaries in the ordinary course of business, subject to the reserve for doubtful accounts appearing on the Reference Balance Sheet. Except as set forth on Schedule 4.16(a), and as provided in the preceding sentence, all accounts receivable of the Company and its subsidiaries as of the Closing Date (less any reserves for bad debt, which reserves are determined in accordance with past practices) shall be subject to no defenses, counterclaims or rights of set-off and shall be fully collectible within ninety (90) days of the Closing Date without cost to QDL, except to the extent of any reserve with respect thereto set forth in the March Balance Sheet. The reserves or associated Liabilities reflected on the Reference Balance Sheet relating to accounts receivable of the Company and its subsidiaries are reasonable in amount.

                     (b) Except as expressly and fully set forth on Schedule 4.16(b), since the Reference Balance Sheet Date, the Company and its subsidiaries have paid all accounts payable in the ordinary course of business in accordance with the terms thereof, and has not delayed the payment thereof in contemplation of the transactions provided in the Agreement or otherwise.


817104.6
                                       21

           4.17 Inventory. Except as set forth on Schedule 4.17, the Inventories of raw materials, in-process and finished products of the Company and its subsidiaries are in good condition, conform in all material respects with the Company's applicable specifications and warranties, are not obsolete, and are saleable as of the date hereof at values not less than the book value amounts thereof. Adequate reserves have been provided for inventory obsolescence and the values at which such Inventories are carried are in accordance with the normal valuation of the Company and its subsidiaries and with GAAP consistently applied. All Inventory disposed of by the Company and its subsidiaries since the Reference Balance Sheet Date has been disposed of under terms consistent with the Company's past practices.

           4.18 Absence of Change or Event. Except as set forth on Schedule 4.18, since the Reference Balance Sheet Date, the Company and its subsidiaries have conducted the Business only in the ordinary course consistent with past practice and have not:

                     (a) experienced a material adverse change in the assets, liabilities (contingent or otherwise), property, Business, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries;

                     (b) incurred any obligation or Liability, absolute, accrued, contingent or otherwise, whether due or to become due, in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;

                     (c) mortgaged, pledged or subjected to lien, restriction or any other Encumbrance any of the property, businesses or assets, tangible or intangible, of the Company and its subsidiaries, except for purchase money liens;

                     (d) sold, transferred, leased to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), including the payment of any loans owed, or the making of any loans, to any officer, director, shareholder or other affiliate of the Company and its subsidiaries, except for inventory sold to customers or returned to vendors and payments to any non-affiliates on account of accounts payable or scheduled payments in respect of indebtedness for money borrowed disclosed on the Reference Balance Sheet or in the Schedules, or canceled, waived, released or otherwise compromised any debt or claim other than in the ordinary course of business, or any material right;

                     (e) issued, authorized for issuance or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Company and its subsidiaries, or declared or paid any dividend or made any other payment or distribution in respect of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock or any option, warrant or other right to acquire such capital stock.

                     (f) suffered any damage, destruction or loss (whether or not covered by insurance) in an amount greater than Five Thousand Dollars ($5,000);


817104.6
                                       22

                     (g) made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of Twenty-Five Thousand Dollars ($25,000);

                     (h) instituted or threatened any litigation, action or proceeding before any Governmental Authority relating to it or its property;

                     (i) increased the compensation of any officer, director, employee or agent of the Company and its subsidiaries, directly or indirectly, including by means of any bonus, pension plan, profit sharing, deferred compensation, savings, insurance, retirement, or any other employee benefit plan, except in the case of any employee whose annual base compensation is less than Twenty Thousand Dollars ($20,000);

                     (j) materially changed any of its business or accounting accrual practices, including, without limitation, the amount of promotional or advertising expenditures, investments, marketing, pricing, purchasing, production, personnel, sales, returns or budgets, accounts receivable or inventory reserves, or otherwise changed its policies with respect thereto;

                     (k) made or changed any election concerning Taxes or Tax returns, changed an annual accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any closing agreement with respect to Taxes, settled any Tax claim or assessment or surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling, agreement, contract, understanding, arrangement or plan;

                     (l) allowed any Permit relating to the Business of the Company and its subsidiaries to lapse or terminate;

                     (m) materially amended or terminated or received any threat (not subsequently withdrawn) to terminate, any Contract involving more than Five Thousand Dollars ($5,000);

                     (n) cancelled, compromised, waived or released any rights or claims (or series of related rights or claims) either (i) involving an affiliate of the Company or the Shareholders, (ii) involving more than Five Thousand Dollars ($5,000), or (iii) outside the ordinary course of business consistent with past practice;

                     (o) delayed or failed to repay when due any material obligation of the Company and its subsidiaries;

                     (p) failed to operate the Business of the Company and its subsidiaries in the ordinary course consistent with past practice so as to use reasonable efforts to preserve the Business intact, to keep available to QDL the services of its employees, and to preserve for QDL the goodwill of the Company's suppliers, customers, distributors and others having business relations with it;

                     (q) granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights of the Company and its subsidiaries;


817104.6
                                       23

                     (r) lent to, or made other agreement with any employee of the Company and its subsidiaries outside the ordinary course of business consistent with past practice giving rise to any claim or right on its part against the Person or on the part of the Person against it;

                     (s) amended its articles of incorporation or bylaws or merged with or into or consolidated with any Person, subdivided, combined or in any way reclassified any shares of its capital stock, or changed or agreed to change the rights of its capital stock or the character thereof;

                     (t) amended its articles of incorporation or bylaws or merged with or into or consolidated with any Person, subdivided, combined or in any way reclassified any shares of its capital stock, or changed or agreed to change the rights of its capital stock or the character thereof; or

                     (u) engaged in any other material transaction other than in the ordinary course of business.

           4.19 Compliance with Law. The operations and activities of the Company and its subsidiaries have complied and are in compliance in all respects with all applicable federal, state, local and foreign laws, statutes, rules, regulations, judicial and administrative decisions and consents, judgments, orders, awards, writs and decrees of any court, governmental or regulatory body, administrative agency or arbitrator, including, without limitation, health and safety statutes and regulations and all environmental laws, including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the environmental laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, the failure of which could have a Material Adverse Effect on the Company and its subsidiaries.

           4.20 Contracts and Commitments. (a) Schedule 4.20 sets forth each written contract or agreement involving a liability or obligation of the Company equal to or in excess of Ten Thousand Dollars ($10,000) and outstanding as of the date hereof to which the Company is a party, other than ordinary course of business purchase orders and other than any items listed on Schedule 4.9 and
Schedule 4.10.

                     (b) Except as set forth on Schedule 4.20, neither the Company nor any Company subsidiary is a party to:

                          (i) any written arrangements (or group of related written arrangements) for the lease of personal property or real property providing for lease payments in excess of Five Thousand Dollars ($5,000) per annum;

                          (ii) any  written  arrangement  (or  group of  related
           written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other property or for the furnishing or receipt of services, including, without limitation, any customer or vendor contracts involving more than Five Thousand Dollars ($5,000);


817104.6
                                       24

                          (iii) any written arrangement (or group of related written arrangements) concerning a partnership or joint venture with any other Person;

                          (iv) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than Five Thousand Dollars ($5,000) in principal amount or under which it has imposed (or may impose) a security interest or lien on any of its assets, tangible or intangible;

                          (v) any written arrangement (or group of related written arrangements) concerning confidentiality or non-competition arrangements;

                          (vi) any written arrangement with any of its directors, officers, shareholders or employees or any member of any such Person's immediate family (x) providing for the furnishing of material services by, (y) providing for the rental of material real or personal property from, or (z) otherwise requiring material payments to (other than for services as officers, directors or employees of the Company and its subsidiaries), any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee or partner;

                          (vii) any Benefit Plan of the Company and its subsidiaries and any written arrangement with any of its directors, officers, stockholders or employees in the nature of a collective bargaining agreement, employment agreement or severance agreement;

                          (viii) any other written arrangement (or group of related written arrangements) under which the consequences of a default or termination could have a Material Adverse Effect on the Company and its subsidiaries;

                          (ix) any other written arrangement (or group of related written arrangements) other than Leases, either involving aggregate annual payments of more than Five Thousand Dollars ($5,000) or not entered into in the ordinary course of business consistent with past practice; or

                          (x) any oral contract, agreement, past or present practice or policy, or other arrangement with respect to any of the matters referred to in the foregoing clauses (i) through (ix) and any proposal (oral or written) to enter into any contract, agreement or other arrangement with respect to any of the matters referred to in the foregoing clauses (i) through (ix).

                     (c) The Company has delivered to QDL and/or Questron a correct and complete copy of each written arrangement listed in Schedule 4.20 and has included as part of Schedule 4.20 a brief summary of any such oral contracts, agreements or other arrangements and any proposals (oral or written) to enter into any such contracts, agreements or other arrangements. Except as set forth on Schedule 4.20, with respect to each written arrangement listed, (A) the written arrangement is legal, valid, binding, and enforceable obligation of the Company and its subsidiaries (except as

817104.6
                                       25
such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and
(ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and will be in full force and effect; (B) upon consummation of the transactions contemplated hereby, the written arrangement will continue to be legal, valid binding obligation and enforceable (except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and
(ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and will be in full force and effect on identical terms following the Closing Date; and (C) to the Company's and the Shareholders' knowledge, no party has repudiated any term of the written arrangement.

           4.21  Insurance.  (a)  Schedule  4.21 sets  forth  (i) the  Insurance
Policies presently in force and, without restricting the generality of the foregoing, those covering the Company's and its subsidiaries' product liability and their respective personnel, properties, buildings, machinery, equipment, furniture, fixtures and operations and any general comprehensive liability policies including excess liability policies specifying with respect to each such policy the name of the insurer, type of coverage, term of policy, limits of liability, the expiration date, the policy number and annual premium; (ii) the Company's and its subsidiaries' premiums, deductibles and losses in excess of Twenty-Five Thousand Dollars ($25,000), by year, by type of coverage, for the calendar years 1997 and 1998 based on information received from the Company's insurance carrier(s); (iii) all outstanding insurance claims in excess of Ten Thousand Dollars ($10,000) by the Company and its subsidiaries for damage to or loss of property or income which have been referred to insurers or which the Company believes to be covered by commercial insurance; and (iv) any agreements, arrangements or commitments by or relating to the Company and its subsidiaries under which the Company or its subsidiaries indemnify any other Person or are required to carry insurance for the benefit of any other Person. The Company has heretofore delivered to QDL and/or Questron complete and correct copies of the Insurance Policies and agreements set forth on Schedule 4.21.

                     (b) The Insurance Policies set forth on Schedule 4.21 are in full force and effect, all premiums which are due with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of Law and all agreements to which the Company and its subsidiaries are a party. Such policies are valid, outstanding and enforceable policies; will remain in full force and effect through the respective dates set forth on Schedule 4.21; provided sufficient coverage, in the reasonable opinion of the Company, for the risks insured against; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Neither the Company nor any Company subsidiary is in default under any of such policies or binders. Neither the Company nor any Company subsidiary has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion where such default or failure to give notice or present a claim could have a Material Adverse Effect on the Company or its subsidiaries. Neither the Company nor any Company subsidiary has been refused any insurance with respect to the respective assets or operations of the Company and its subsidiaries, nor has any such coverage been limited, by any insurance carrier to which the Company or its subsidiaries have applied for any such insurance or with which the Company or its subsidiaries have carried insurance during the calendar years 1997

817104.6
                                       26
and 1998. Neither the Company nor any Company subsidiary has received any notice from their respective insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on
Schedule 4.21 will not be available in the future on substantially the same terms as now in effect.

           4.22 Customers, Suppliers, Distributors, Etc. (a) No supplier, customer, distributor or sales representative of the Company and its subsidiaries has canceled or otherwise terminated, or made any written threat to the Company or to any of its Affiliates to cancel or otherwise terminate, for any reason, including the consummation of the transactions contemplated hereby, its relationship with the Company or to reduce sales volumes below those presently existing, or has at any time on or after the Reference Balance Sheet Date decreased materially its services or supplies to the Company and its subsidiaries or its usage of the services or products of the Company and its subsidiaries or made any written claim that any item sold by the Company and its subsidiaries failed to meet any specification with respect thereto or were otherwise defective other than in the ordinary course of business or where such claim does not involve an amount in excess of Five Thousand Dollars ($5,000). Except as set forth on Schedule 4.22(a), the Company and the Shareholders have no knowledge that any such supplier or customer intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or their usage of the services or products of the Company, as the case may be. Except as set forth on Schedule 4.22(a), the Company and its subsidiaries have not sold goods to be delivered after Closing to any customer on a consignment basis, and neither the Company nor any Company subsidiary has agreed with any customer of the Company and its subsidiaries to sell goods to it to be delivered after Closing at either a discounted price or at a price which includes any type of allowance for the cost of the customer's advertising.

                     (b) Schedule 4.22(b) sets forth the customer sales history of all customers of the Company that made aggregate purchases from the Company of more than Ten Thousand Dollars ($10,000) since April 1, 1997. Such information is true and complete.

                     (c) Schedule 4.22(c) sets forth a complete and accurate list of suppliers of the Company from whom the Company and its Subsidiaries have made aggregate purchases in excess of Ten Thousand Dollars ($10,000) during the fiscal years ended March 31, 1999, showing the approximate total purchase by the Company and its Subsidiaries from each such supplier during such fiscal year.

           4.23 Previous Sales; Warranties; Product Liability. (a) The Company and its subsidiaries have not breached any express or implied warranties in connection with the sale or distribution of goods or the performance of services.

                     (b) Schedule 4.23(b) sets forth all warranty claims for amounts in excess of Fifteen Thousand Dollars ($15,000), individually, asserted against the Company and its subsidiaries, together with the actual or estimated cost of repair or replacement, (i) outstanding as of the date hereof, and (ii) for each of the fiscal years ended March 31, 1997 and 1998.


817104.6
                                       27

                     (c) Schedule 4.23(c) contains a complete and correct list of (i) product liability claims made against the Company and its subsidiaries since December 31, 1995 and (ii) any amounts paid by the Company and its subsidiaries or the Company's insurance company with respect to such claims. Except as set forth on Schedule 4.23(c), there is no action, suit, inquiry, proceeding or investigation by or before any Governmental Authority pending or threatened against or involving the Company and its subsidiaries relating to any product manufactured or sold by the Company and its subsidiaries and alleged to have been defective, or improperly designed or manufactured.

           4.24 Environmental Matters. (a) For the purposes of this Section the following terms shall have the following meanings: (i) the term "Hazardous
Material" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined, determined or identified as a hazardous material, hazardous waste, hazardous substance, toxic substance, pollutant or contaminant under any Environmental Law, or which is toxic, explosive, corrosive, ignitable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or is harmful to human health or the environment, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product; and (ii) "Environmental Laws" shall collectively mean all present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives, guidelines, standards or the equivalent of or by any governmental authority and relating to or addressing the protection of the environment or human health (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601 et seq.), and the regulations adopted and publications promulgated pursuant thereto).

                     (b) Except as set forth in Schedule 4.24, the Company and the Shareholders warrant and represent that: (i) neither the Company, its subsidiaries nor, to the best of the Company's and the Shareholders' knowledge, any prior owner or any user or tenant or operator of the Real Property, has generated, stored, treated, disposed of, used, caused to be used, or permitted the use of Hazardous Materials in, on or about the Real Property in violation of Environmental Laws; (ii) the Company, its subsidiaries and the Real Property are in compliance with all applicable Environmental Laws; (iii) the Company and its subsidiaries have secured all permits, licenses, authorizations, registrations and approvals necessary for the storage, use or handling of Hazardous Materials, such approvals are currently in effect, and the Company and its subsidiaries are in compliance therewith; (iv) there are no pending or, to the Company's and the Shareholders' knowledge, threatened claims by any Governmental Authority or any other person in respect of Environmental Laws affecting the Company, its subsidiaries or the Real Property and neither the Shareholders nor the Company and its subsidiaries have received any notice of any violations of any Environmental Laws or has received any warning notices, administrative complaints, judicial complaints or other formal or informal notices from any person alleging that the Company, its subsidiaries or conditions on the Real Property are, or may be, in violation of any Environmental Laws; (v) there is not now, nor has there ever been, any disposal, discharge or other type of release on property adjacent to or near the Real Property or to the surface or ground water flowing to the Real Property which constitutes a risk of contamination to the Real Property; and (vi) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material by the Company or from the Real Property has

817104.6
                                       28
occurred at, into, onto or under the Real Property or any other property which may give rise to liability under any Environmental Law.

           4.25 Absence of Certain Payments. Except as set forth on Schedule 4.25, neither the Company, its subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company, its subsidiaries nor any Shareholder has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act. Neither the Company, its subsidiaries nor any current director, officer, agent, employee or other Person acting on behalf of the Company and its subsidiaries have accepted or received any unlawful contributions, payments, gifts or expenditures.

           4.26 Additional Information. Schedule 4.26 accurately lists the following (Schedule 4.26 may be revised as of immediately prior to the Closing to account for any changes):

                     (a) the names of all officers and directors of the Company and its subsidiaries;

                     (b) the names and addresses of every bank or other financial institution in which the Company and its subsidiaries maintain an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

                     (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company and its subsidiaries;

                     (d) the names of any Persons holding powers of attorney from the Company and its subsidiaries and a summary statement of the terms thereof; and

                     (e) all names under which the Company and its subsidiaries have conducted any part of the Business or which they have otherwise used at any time during the past five years.

           4.27 Investment Intent. Each of the Shareholders on their own behalf and in their individual capacities:

                          (i) represents and warrants that the Closing Shares, the Additional Shares and the Deferred Shares (the "Securities") are being acquired as an investment and not with a view to the distribution thereof;

                          (ii) understands that none of the Securities have been registered under the Securities Act, in reliance on an exemption therefrom, and that none of the Securities have been approved or disapproved by the United States Securities and Exchange Commission or by any other Federal or state agency;


817104.6
                                       29

                          (iii) understands that none of the Securities can be sold, transferred or assigned unless registered by Questron (which the Shareholders do not have the right to compel) pursuant to the Securities Act and any applicable state securities laws, or unless an exemption therefrom is available, and, accordingly, it may not be possible for the Shareholders to liquidate their investment in the Securities, and agrees not to sell, assign or otherwise transfer or dispose of the Securities unless such Securities have been so registered or an exemption from registration is available;

                          (iv) acknowledges that the following documents have been provided to, and reviewed by, the Shareholders:

                     (a) Questron's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995, 1996 and 1997;

                     (b) Questron's Quarterly Reports on Form 10-QSB for the quarterly periods ending March 31, 1998, June 30, 1998 and September 30, 1998;

                     (c) Questron's Proxy Statement, dated May 5, 1998, relating to its 1998 Annual Meeting of Shareholders; and

                     (d) Questron's Form 8-K and 8-K/A dated October 8, 1998 and December 8, 1998, respectively, have been made available to the Shareholders and the Shareholders' attorney and/or accountant and/or representative. The Shareholders have had an opportunity to ask questions and receive answers from Questron concerning its business and assets of Questron and all such questions have been answered to the full satisfaction of the Shareholders; and

                          (v) each Shareholder is an accredited investor, as that term is defined in Regulation D under the Act.

           4.28 Disclosure. (a) No representations or warranties by the Shareholders and the Company in this Agreement, including the Exhibits and the Schedules, and no statement contained in any document (including, without limitation, the financial statements, certificates and other writings furnished or to be furnished by the Shareholders or the Company to QDL and/or Questron or any of their respective representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby), contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                     (b) The Shareholders have furnished or caused to be furnished to QDL and Questron complete and correct copies of all agreements, instruments and documents set forth in the Schedules. Each of the Schedules is true, complete and correct.


817104.6
                                       30

                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF QDL AND QUESTRON

           QDL and Questron represent and warrant to the Company and the Shareholders that:

           5.1 Organization. Each of QDL and Questron is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Each of QDL and Questron has all requisite corporate power and authority to carry on its respective business as now being conducted and to own its respective properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a Material Adverse Effect on such entity.

           5.2 Corporate Authority; Due Execution. Each of QDL and Questron has full corporate power and authority to enter into this Agreement and each Other Document to which it is party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of QDL and Questron of this Agreement and each Other Document to which it is party have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other agreements contemplated by this Agreement to which it is party will be as of the Closing Date, duly executed and delivered by each of QDL and Questron, and (assuming due execution and delivery by Shareholders and the Company) this Agreement constitutes, and each of such other agreements when executed and delivered will constitute, a valid and binding obligation of each of QDL and Questron, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

           5.3 No Violation. Neither QDL nor Questron is subject to or bound by any provision of:

                     (a) any law, statute, rule, regulation or judicial or administrative decision,

                     (b) any certificate of incorporation or by-laws,

                     (c) any contract, mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, or

                     (d) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

that would prevent or be violated by, or under which there would be a default as a result of, the execution, delivery and performance by QDL or Questron of this Agreement, and each Other Document and the consummation of the transactions contemplated hereby and thereby. No consent, approval or authorization of or declaration or filing with any Person is required for the valid

817104.6
                                       31
execution, delivery and performance by QDL and Questron of this Agreement and the consummation of the transactions contemplated hereby.

           5.4 SEC Documents. Questron has furnished the Company and each Shareholder with copies of the following reports (the "SEC Documents") filed by Questron with the United States Securities and Exchange Commission (the "SEC"):

                     (a) Questron's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995, 1996 and 1997;

                     (b) Questron's Quarterly Reports on Form 10-QSB for the quarterly periods ending March 31, 1998, June 30, 1998 and September 30, 1998;

                     (c) Questron's Proxy Statement, dated May 5, 1998, relating to its 1998 Annual Meeting of Shareholders; and

                     (d) Questron's Forms 8-K and 8-K/A dated October 8, 1998 and December 8, 1998, respectively.

Questron is current in its obligations to file all periodic reports and proxy statements with the SEC required to be filed under the Exchange Act and applicable rules and regulations promulgated thereunder.

           5.5 Questron Common Stock. All shares of Questron Common Stock delivered to the Shareholders pursuant to this Agreement, when issued as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable.


                                    ARTICLE 6

                      CERTAIN COVENANTS AND AGREEMENTS OF
                   SHAREHOLDERS, THE COMPANY, QDL AND QUESTRON

           6.1 Conduct of Business Prior to the Closing Date. The Shareholders and the Company agree with Questron and QDL that, between the date hereof and the Closing Date:

                     (a) Except as otherwise contemplated by this Agreement or permitted by written consent of QDL, the Shareholders shall cause the Company and its subsidiaries to operate the Business only in the ordinary course consistent with prior practice and not to:

                          (i)   declare   or  pay  any   dividends,   make   any
           distributions to the Shareholders or undertake any similar transactions affecting the capital of the Company and its subsidiaries;


817104.6
                                       32

                          (ii) sell or dispose of any assets of the Company and its subsidiaries other than the sale of inventory in the ordinary course of business;

                          (iii)  take any action of the  nature  referred  to in
           Section 4.18, except as permitted therein;

                          (iv)  change  the  Company's  and  its   subsidiaries'
           banking or safe deposit arrangements;

                          (v) cause or permit indebtedness (which for purposes of this clause (v) shall be deemed to exclude trade payables consisting of accounts payable, deferred taxes and accrued expenses) of the Company and its subsidiaries to exceed Ten Thousand Dollars ($10,000) in the aggregate; or

                          (vi) except as may be required by law, take any action to amend or terminate any Benefit Plan or adopt any other plan, program, arrangement or practice providing new benefits or compensation to its employees.

                     (b) The Shareholders and the Company shall use their best efforts to conduct the Business of the Company in a manner consistent with past business practices; to preserve the business organization of the Company and its subsidiaries intact; to keep available to QDL the services of the present officers and employees of the Company and its subsidiaries; to preserve for QDL the good will of the Company's and its subsidiaries' suppliers, customers, distributors, sales representatives and others having business relations with the Company and its subsidiaries; and to inform QDL of, and consult with QDL on, any key decisions involving any capital expenditure in excess of Fifty Thousand Dollars ($50,000).

                     (c) The Shareholders shall cause the Company to maintain in force the Insurance Policies referred to on Schedule 4.21 or Insurance Policies providing the same or substantially similar coverage; provided, however, that the Company will notify QDL prior to the expiration of any of such Insurance Policies.

                     (d) Except as contemplated by this Agreement or permitted by written consent of QDL, no Benefit Plan disclosed or required to be disclosed has been or will be:

                          (i)   terminated   by  the  Company   other  than  for
           expiration of its terms;

                          (ii) except as required by law, amended in any manner which would directly or indirectly increase the benefits accrued in a material amount, by any participant thereunder; or

                          (iii) except as required by law, amended in any manner which would materially increase the cost to QDL of maintaining such plan, fund or arrangement.


817104.6
                                       33

                     (e) The Shareholders and the Company shall give QDL prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty of the Shareholders or the Company of which the Shareholders or the Company have knowledge, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of the Company or the Shareholders contained in this Agreement.

           6.2 Tax Covenants.

                     (a) After the Closing Date, the Company and QDL shall provide each other with such cooperation and information as any party reasonably may request in (i) filing any Tax return, amended return or claim for refund,
(ii) determining any Tax liability or a right to refund of Taxes, (iii) conducting or defending any audit or other proceeding in respect of Taxes or
(iv) effectuating the terms of this Agreement. With respect to any Taxes relating to Tax returns for pre-Effective Date periods that are payable subsequent to the Closing Date, to the extent that such Taxes exceed the amount of tax liabilities identified on Schedule 2.2(a), the Shareholders shall timely pay, or cause to be paid, on behalf of the Company, such Taxes when due or the Shareholders shall pay, or cause to be paid on behalf of the Company in advance of such due dates all amounts owned relating to such Tax returns in order to allow the Company to pay such Taxes in a timely manner. The parties shall retain all returns, schedules and workpapers, and all material records and other documents relating thereto until the expiration of the statute of limitation (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such returns and other documents relate and, unless such returns and other documents are offered and delivered to the Company, the Shareholders or QDL, as applicable, until the final determination of any Tax in respect of such years. The Shareholders shall be entitled to retain any tax refunds relating to the fiscal year ended March 31, 1999 or any prior year. Any information obtained under this Section 6.2 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax return, amended return, or claim for refund, determining any Tax liability or right to refund of Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes. Notwithstanding the foregoing, none of the Company, QDL or the Shareholders, nor any of their affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, or the possession of its agents, representatives or affiliates, in response to a request under this Section 6.2.

                     (b) The Company and/or the Shareholders shall be responsible for any documentary transfer or gains Taxes and any sales, use, real property, transfer or gains or other Taxes imposed by reason of the transfer of the Shares to QDL, as provided hereunder and any deficiency, interest or penalty asserted with respect thereto. The Company and/or the Shareholders shall pay the fees and costs of obtaining, recording or filing all applicable conveyancing instruments described in Section 7.7.

           6.3 Expenses and Finder's Fees. QDL and Questron, on the one hand, and the Company and the Shareholders, on the other, will bear their own expenses in connection with this Agreement and its performance. The Company and the Shareholders, on the one hand, and QDL and Questron, on the other, each represent and warrant to the other that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on in such a manner as not to give rise

817104.6
                                       34
to any valid claims against the other party for a brokerage commission, finder's fee or other like payment.

           6.4 Access to Information and Confidentiality. The Shareholders and the Company agree that until the Closing, QDL and Questron may conduct such reasonable investigation with respect to the Business, business prospects, the Shares, Liabilities (contingent or otherwise), properties, assets, results of operations, employees and financial condition of the Company and its subsidiaries as will permit QDL and Questron to evaluate the transactions contemplated by this Agreement. Until the Closing, the Company and the Shareholders shall afford QDL and Questron reasonable access to the premises, Books and Records and business affairs of the Company and its subsidiaries (and, to the extent directly relating thereto, of the Shareholders) for purposes of
(i) conducting such investigation and, promptly after the end of each month (without demand or notice), shall furnish QDL and Questron with copies of an unaudited balance sheet as of the end of such month and unaudited statements of income and cash flows for such month, in each case prepared consistent with the standards set forth in the second sentence of Section 4.13(a) and (ii) review the audited financial statements (the "1998 Audit") of the Company's financial position as of and for the nine months ended December 31, 1998 as audited by Questron's certified public accountants (which audited financial statements the Company and Seller agree may be disclosed by Questron for purposes of satisfying the financing condition set forth in Section 7.10). The Company and the Shareholders agree to cooperate with Questron and its representatives in the review of the 1998 Audit. Unless and until the transactions contemplated herein have been consummated, each of QDL and Questron, on the one hand, and the Company and the Shareholders, on the other, shall maintain all confidential information received from the other parties in connection with its evaluation of the transactions contemplated by this Agreement, including the independent audit of the Company performed by QDL and/or Questron (the "Confidential Information") in strict confidence, and shall take all precautions necessary to prevent disclosure, access to, or transmission of the Confidential Information, or any part thereof, to any third party. Each of QDL, Questron, the Company, its subsidiaries and the Shareholders may make limited disclosure of Confidential Information to its representatives and to such other persons as need to know for the purpose of preparing for and negotiating this Agreement and in connection with the consummation of the purchase and sale contemplated hereby, including arranging QDL's financing in connection with the purchase, provided such persons are informed of and bound by QDL's and Questron's confidentiality obligations hereunder. In the event the Closing does not occur for any reason, each of QDL, and Questron, on the one hand, and the Company, its subsidiaries and the Shareholders, on the other hand, shall, promptly upon the other parties' request, return all copies and recordings of the Confidential Information in its possession or under its control and delete all records thereof in any data storage system maintained by it. For the purposes of this Section 6.4, Confidential Information shall not include information which (a) the holder can reasonably demonstrate was already in the holder's possession, provided that such information is not known by the holder to be subject to another confidentiality agreement with, or other obligation of secrecy to another party,
(b) becomes generally available to the public other than as a result of a disclosure by the holder or the holder's directors, officers, employees, agents or advisors, or (c) becomes available to the holder on a non-confidential basis from a source other than the Shareholders, the Company, its subsidiaries, or their advisors, provided that such source is not known by the holder to be bound by a confidentiality agreement with, or other obligation of secrecy to another party. Nothing contained in this Section

817104.6
                                       35

6.4 or otherwise shall prohibit the holder from making disclosure of Confidential Information to the extent required by Law, rule or regulation, provided that the holder shall give the other prior notice as to the nature of the required disclosure so as to provide the other the opportunity to challenge the need for such disclosure.

                     (b) Upon execution of this Agreement, the Company shall supply QDL with a correct and complete list of all Persons to whom, to the knowledge of the Company and the Shareholders, Confidential Information has been supplied over the past five (5) years. The Company agrees to use its best efforts to retrieve, procure and deliver to QDL all Confidential Information previously provided to any Person or prospective purchaser of any assets, business or capital stock of the Company immediately upon execution of this Agreement.

           6.5 No Solicitation. The Shareholders, the Company and its subsidiaries shall not, and each shall direct their respective affiliates, representatives and agents and the Company's and its subsidiaries' officers and employees, not to, directly or indirectly, encourage, solicit, initiate, continue or engage in discussions or negotiations with, or provide any non-public information to any Person concerning any merger, sales of substantial assets, sales of shares of capital stock or similar transactions involving the Company and its subsidiaries or enter into any agreement with respect thereto. The Company, its subsidiaries and the Shareholders will promptly communicate to Questron the terms of any proposal and the identity of the Person making such proposal which they may receive in respect of all such transactions prohibited by the foregoing.

           6.6 Employees. (a) During the period between the date hereof and the Closing Date, the Company and its subsidiaries shall use their best efforts to keep available current employees of the Company and its subsidiaries for employment by QDL. At the Closing, QDL shall offer employment, effective immediately upon the Closing, to the employees of the Company and its subsidiaries listed on Schedule 6.6(a) on the terms and conditions similar to those in effect immediately prior to the Closing Date. The Company shall encourage each of the employees listed on Schedule 6.6(a) to accept such offers of employment.

                     (b) There shall be during the period between the date hereof and the Closing Date no amendment or announcement by or on behalf of the Company or any ERISA Affiliate with respect to any Benefit Plan which could materially increase the expense of maintaining such Benefit Plan with respect to the Company employees above the level of expense incurred in respect thereof for the fiscal year ended on the Reference Balance Sheet Date.

                     (c) With respect to the Benefit Plans listed on Schedule 4.14(b), the Company and QDL shall at the Closing take such reasonable action and execute such reasonable documents as shall be necessary and proper to transfer the sponsorship of such Benefit Plans, together with the trusts assets relating thereto, from the Company or an ERISA Affiliate to QDL.

           6.7 Press Releases. Except as required by law or stock exchange regulation, any public announcements by the Company, its subsidiaries or the Shareholders, on the one hand, and QDL and Questron, on the other, regarding the transactions contemplated hereby shall be made only with the consent of the other party.


817104.6
                                       36

           6.8 Transitional Assistance. The Company and the Shareholders shall reasonably cooperate with and assist QDL in the orderly transfer of the Business of the Company and its subsidiaries after the Closing Date. Such cooperation and assistance shall include, but not be limited to, the physical transfer of any Books and Records and computer software of the Company and its subsidiaries.

           6.9 Conditions. The Company and the Shareholders shall use their best efforts to fulfill or cause the fulfillment of the conditions set forth in
Article 7. QDL and Questron shall use their best efforts to fulfill or cause the fulfillment of the conditions set forth in Article 8.

           6.10 Rule 144. Following the Closing Date, Questron agrees to use commercially reasonable efforts to cooperate with the Shareholders with respect to permitted sales of Questron Common Stock by the Shareholders under Rule 144 of the Exchange Act.

           6.11 SEC Filings. Questron will provide the Shareholders with copies of all reports filed by Questron under the Securities Act and the Exchange Act subsequent to the date hereof and prior to the Closing Date.

           6.12 Balance Sheets. The Company, at Questron's cost and expense, prepared and delivered to Questron, for its review and approval on April 23, 1999, (i) an unaudited balance sheet of the Company as at March 31, 1999 (the "March 31, 1999 Balance Sheet"), which was prepared on a basis consistent with the Reference Balance Sheet, and (ii) the Company's calculation, set forth in reasonable detail of Stated Net Debt as at March 31, 1999.

           6.13 HSR Act and Other Filings. As promptly as practicable after the execution of this Agreement, each party shall, in connection with the others, make or cause to be made any filing or filings required to be made in connection with the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with the Federal Trade Commission and the Antitrust Division of the Department of Justice (and shall request the early termination of any applicable waiting periods in connection therewith), and, as promptly as practicable from time to time thereafter, each party shall make or cause to be made all such further filings and submissions, and take or cause to be taken such further action, as may reasonably be required in connection therewith. Each party agrees promptly to provide the other party or parties with copies of all final consent, approval, termination or confirmation letters provided to such party pursuant to filings made under this section.

           6.14 Millennium Capability. Except as set forth on Schedule 6.14, to the knowledge of the Company and the Shareholders, all of the Company's Technology (as defined below) is Year 2000 Compliant (as defined below). For purposes of this Section 6.14, "Technology" includes, without limitation, all computer hardware, software and network components; all communications systems and equipment; and all machinery, equipment and devices containing microprocessors. For purposes of this Agreement, "Year 2000 Compliant" means that the Technology must correctly process date data within and between the 20th and 21st centuries, so that (a) no value for a calendar date (including 9/9/99) will cause interruptions in normal operation; (b) all manipulations of calendar-related data (dates, durations, days of week, etc.) will produce desired results for all valid

817104.6
                                       37
date values; (c) date elements in interfaces and data storage permit specifying century to eliminate date ambiguity; (d) for any date element represented without century, the correct is unambiguous for all manipulations involving that element; and (e) the Year 2000 must be recognized as a leap year without interruption to normal operations or generation of erroneous results.


                                    ARTICLE 7

                    CONDITIONS PRECEDENT OF QDL AND QUESTRON

           QDL and Questron need not consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled or waived by QDL or Questron in their sole discretion:

           7.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of the Company and the Shareholders contained in this Agreement and in any certificate or document delivered to QDL and/or Questron pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true in all material respects as of such date, and (b) the Company and the Shareholders shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by the Company and the Shareholders prior to or on the Closing Date, and QDL and/or Questron shall have been furnished with certificates of the Company and the Shareholders, dated the Closing Date, certifying to the effect of clauses (a) and (b) of this Section 7.1.

           7.2 Closing Certificates. QDL shall have received (A) a duly executed certificate from an authorized officer of the Company with respect to (i) the Company's articles of incorporation and bylaws, (ii) resolutions of the Company's board of directors and shareholders with respect to the authorization of this Agreement and the other agreements contemplated hereby, and (iii) the incumbency of the executing officers of the Company, and (B) a copy of the certificate of incorporation of the Company as certified by the Secretary of State of the State of Illinois and a certificate of existence and good standing as of a recent date from the Secretary of State of the State of Illinois.

           7.3 Due Diligence. QDL and/or Questron shall have completed, to their sole satisfaction, their due diligence investigation of the Company.

           7.4 Opinion of Counsel. QDL and Questron shall have been furnished with an opinion dated the Closing Date of Hinshaw & Culbertson, counsel for the Shareholders and the Company, substantially in the form attached hereto as Exhibit C.

           7.5 No Actions. No action, suit, or proceeding before any court or Governmental Authority shall be pending, no investigation by any Governmental Authority shall have been

817104.6
                                       38
commenced, and no action, suit or proceeding by any Governmental Authority shall have been threatened, against QDL, Questron, the Shareholders, the Company or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

           7.6 Consents. Except as set forth on Schedule 7.6, all consents of third parties, including, without limitation, any filing or filings required by
Section 6.13, Governmental Authorities and non-governmental self-regulatory agencies, and all filings with and notifications of Governmental Authorities (including any and all filings required by Section 6.13), regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the business of QDL, Questron, the Shareholders or the Company necessary on the part of QDL, Questron, the Shareholders or the Company, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and to permit the continued operation of the respective businesses of QDL, Questron and the Company in substantially the same manner immediately after the Closing Date as theretofore conducted, other than routine post-closing notifications or filings, shall have been obtained or effected or any applicable waiting period shall have expired or terminated.

           7.7 Instruments and Possession. To effect the transfers referred to in Section 2.1, the Company and the Shareholders shall have obtained and/or executed, as applicable, and delivered to QDL:

                          (i) any required consents from landlords under the Real Property Leases;

                          (ii) an Assignment and Assumption of Lease, with respect to each of the Real Property Leases, which shall be in a form reasonably satisfactory to QDL; and a duly executed certificate from an authorized officer of the Company certifying that all rents due from the Company under each Real Property Lease has been paid as of the Closing Date and that no defaults exist under any of the Real Property Leases as of the Closing Date;

                          (iii) an  Assignment  and  Assumption  of Lease,  with
           respect  to  each  Non-Real   Estate  Lease  in  a  form   reasonably
           satisfactory to QDL;

                          (iv) to the extent in written or other deliverable form and not previously delivered, all copies of Intellectual Property or other secret, proprietary or confidential;

                          (v) all cash and cash equivalents of the Company and any subsidiary;

                          (vi) all Books and Records of the Company and any subsidiary (QDL shall be granted access to such Books and Records immediately after Closing);

                          (vii) such keys, lock and safe combinations and other similar items as QDL shall require to obtain full occupation, possession and control of the Company's and any subsidiary's facilities and Business;


817104.6
                                       39

                          (viii) such changes relating to the bank accounts and safe deposit boxes of the Company and any Subsidiary as are being transferred to QDL and which QDL shall have requested by notice to the Company at least five (5) business days prior to the Closing Date; and

                          (ix) such other certificates, documents, instruments and agreements as Questron shall deem necessary in its reasonable discretion in order to effectuate the transactions contemplated herein, in form and substance reasonably satisfactory to Questron.

           7.8 Employment Agreement. QDL shall have received an Employment Agreement substantially in the form attached hereto as Exhibit D (together with any other exhibits attached thereto, the "Employment Agreement") duly executed and delivered by Raul Torres.

           7.9 Non-Competition Agreements. QDL shall have received from each of the Majority Shareholders a Non-Competition Agreement, substantially in the form attached hereto as Exhibit E (the "Non-Competition Agreements").

           7.10 Financing. QDL shall have obtained financing on terms reasonably satisfactory to it in an amount sufficient to pay the purchase consideration contemplated by Section 2.4 and fees and expenses related to the transactions contemplated by this Agreement.

           7.11 Financial Statements. QDL and Questron shall have received the financial statements referenced in Section 4.13.

           7.12 Material Adverse Change. There shall have been no material adverse change in the financial conditions, assets, liabilities (contingent or otherwise), results of operations or business of the Company and its subsidiaries.


                                    ARTICLE 8

             CONDITIONS PRECEDENT OF THE COMPANY AND THE PRINCIPALS

           The Company and the Shareholders need not consummate the transactions contemplated hereby unless the following conditions shall be fulfilled on or prior to the Closing:

           8.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of QDL and Questron contained in this Agreement or in any certificate or document delivered to the Company and the Shareholders pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects, and (b) QDL and Questron shall have each performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, and the Company shall have been furnished a certificate of an appropriate officer of QDL and Questron, dated the Closing Date, certifying to the effect of clauses (a) and (b) of this Section 8.1.


817104.6
                                       40

           8.2 Closing Certificates. The Company and the Shareholders shall have received (A) duly executed certificates from authorized officers of QDL and Questron with respect to (i) such entity's certificate of incorporation and bylaws, (ii) resolutions of the board of directors of such entity with respect to the authorizations of this Agreement and the other agreements contemplated hereby, and (iii) the incumbency of the executing officers of such entity, and
(B)(i) a copy of the certificate of incorporation of QDL as certified by the Secretary of State of the State of Delaware and a certificate of existence and good standing as of a recent date from the Secretary of State of the State of Delaware, and (ii) a copy of the certificate of incorporation of Questron as certified by the Secretary of State of the State of Delaware and a certificate of existence and good standing as of a recent date from the Secretary of State of the State of Delaware.

           8.3 No Actions. No action, suit, or proceeding before any court, Governmental Authority, administrative agency or arbitrator shall be pending, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by any Person shall have been threatened, against the Company and the Shareholders seeking to restrain, prevent, or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

           8.4  Consents.  All  consents  of third  parties  including,  without limitation, any filing or filing required by Section 6.12, Governmental Authorities, and non-governmental self-regulatory agencies, and all filings with and notifications of Governmental Authorities (including any and all filings required by Section 6.12), regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the Business of the Company, necessary on the part of the Company and the Shareholders, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than routine post-closing notifications or filings, shall have been obtained or effected or any applicable waiting period shall have expired or terminated.

           8.5 Opinion of Counsel. The Shareholders and the Company shall have been furnished with an opinion, dated the Closing Date, of Battle Fowler LLP, counsel to QDL and Questron, substantially in the form attached hereto as Exhibit F.

           8.6 No Material Adverse Change. There shall have been no material adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations or business of Questron and its subsidiaries.


                                    ARTICLE 9

                                 INDEMNIFICATION

           9.1 Indemnification by the Company and the Shareholders. Effective only from and upon the occurrence of the Closing, and subject to Section 9.3 below, the Company and each of the Majority Shareholders hereby agrees to jointly and severally and the Minority Shareholders agree to severally defend, indemnify and hold harmless QDL, Questron and their successors, assigns and


817104.6
                                       41
affiliates (collectively, the "Questron Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) including, without limitation, Environmental Liabilities and Costs (collectively, "Questron Losses"), caused by, resulting from or arising out of:

                     (a) (i) breaches of representation or warranty under this Agreement on the part of the Company or any Shareholder; and (ii) failures by the Company and any of the Shareholders to perform or otherwise fulfill any undertaking or other agreement or obligation under this Agreement;

                     (b) any  recalls,  warranty  claims,  returns,  or  product liability with respect to sales by the Company and its subsidiaries prior to the Closing Date or included in the finished goods inventory as of the Closing Date which exceed the amount of recalls, warranty claims, returns and product liability the Company and its subsidiaries historically incurred as reflected in the Company's financial statements delivered to QDL pursuant to Section 4.11;

                     (c) any and all Taxes imposed on the Company and its subsidiaries with respect to the period prior to the Effective Date to the extent that such income Taxes exceed the amount of Tax liabilities identified on Schedule 2.2(a) and the amount of all other Taxes reflected on the March 31, 1999 Balance Sheet;

                     (d) any liabilities arising out of the presence, release or disposal of any Hazardous Substances, or arising out of Environmental Claims or the violation of any Environmental Laws prior to the Closing Date;

                     (e) the failure to collect in full any accounts receivable of the Company and its subsidiaries within four (4) months following the Closing in excess of any reserves reflected in the Company's financial statements delivered to QDL pursuant to Section 4.11;

                     (f) the maintenance, amendment or termination of any Benefit Plan of the Company and its subsidiaries or out of any obligations under any such plan; and

                     (g) any and all actions, suits, proceedings, claims, demands, incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Questron Indemnitee proposes to demand indemnification ("Questron Indemnified Claims"), QDL,
Questron or such other Questron Indemnitee shall promptly notify the Shareholders thereof, provided further, however, that the failure to so notify the Shareholders shall not reduce or affect the Shareholders' obligations with respect thereto except to the extent that the Shareholders are materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, the Shareholders shall have the right promptly upon receipt of such notice (after acknowledging responsibility for such Questron

817104.6
                                       42

Indemnified Claim) to assume the control of the defense, compromise or settlement of any such Questron Indemnified Claims (provided that any compromise or settlement must be reasonably approved by QDL and/or Questron), including, at its own expense, employment of counsel reasonably satisfactory to QDL and/or Questron; provided, however, that if the Shareholders shall have exercised their right to assume such control, QDL and/or Questron may, in their sole discretion and at their expense, employ counsel to represent them (in addition to counsel employed by the Shareholders) in any such matter. So long as the Company and the Shareholders are contesting any such Questron Indemnified Claim in good faith, QDL, Questron and each other Questron Indemnitee shall not pay or settle any such Questron Indemnified Claim. Notwithstanding the foregoing, QDL shall have the right to offset any Questron Indemnified Claims and/or Questron Losses against the Deferred Purchase Price.

           9.2 Indemnification by QDL and Questron. Effective only from and upon the occurrence of the Closing, and subject to Section 9.3 below, QDL and Questron hereby agree to jointly and severally defend, indemnify and hold harmless the Shareholders and their respective successors, assigns and affiliates (collectively, "Company Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "Company Losses"), resulting from or arising out of:

                     (a) breaches of representation and warranty hereunder on the part of QDL and Questron and failures by QDL and Questron to perform or otherwise fulfill any undertaking or agreement or obligation hereunder; and

                     (b) any and all actions, suits, proceedings, claims and demands incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Company Indemnitee proposes to demand indemnification ("Company Indemnified Claims"), such Company Indemnitee shall notify QDL and Questron thereof, provided further, however, that the failure to so notify QDL and Questron shall not reduce or affect QDL's and Questron's obligations with respect thereto except to the extent that QDL and Questron are materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, QDL and Questron shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such Company Indemnified Claims (provided that any compromise or settlement must be reasonably approved by the Company) including, at their own expense, employment of counsel reasonably satisfactory to the Company and the Shareholders; provided, however, that if QDL and Questron shall have exercised their right to assume such control, the Shareholders may, in their sole discretion and at their expense, employ counsel to represent the Company Indemnitees (in addition to counsel employed by QDL and Questron) in any such matter. So long as QDL and Questron are contesting any such Company Indemnified Claim in good faith, the Company Indemnitees shall not pay or settle any such Company Indemnified Claim.


817104.6
                                       43

           9.3 Limitation on Liability. (a) The aggregate liability of the Shareholders under this Article 9 shall not exceed the aggregate amount of the consideration actually received by the Shareholders as the Purchase Price (including, without limitation, any Deferred Purchase Price), provided, however, that such limitation shall not apply to the representations set forth in Section 4.24,

                     (b) The aggregate liability of QDL and Questron under Sections 9.2(a) and 9.2(b) shall in no event exceed One Million Eight Hundred Thousand Dollars ($1,800,000).


                                   ARTICLE 10

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

                     (a) Representations, Warranties and Covenants. The covenants contained in this Agreement shall survive the Closing Date without limitation. The representations and warranties contained herein shall survive the Closing Date for a period of three (3) years, except that any representation or warranty of the Company and the Shareholders contained in Sections 4.4, 4.5, 4.7, 4.11 and 4.24 shall survive the Closing Date without limitation, and any representation or warranty of the Company and the Shareholders contained in
Section 4.13 (Tax Matters) shall survive until the expiration of one year after the expiration of the applicable statute of limitations (provided that, if any Shareholder or the United States Internal Revenue Service or other taxing authority have agreed to extend the applicable statute of limitations beyond any such period, then in such case such representations and warranties shall survive to the date on which such agreement to extend expires).


                                   ARTICLE 11

                              INTENTIONALLY OMITTED



                                   ARTICLE 12

                                  MISCELLANEOUS

           12.1 Cooperation. Each of the parties hereto shall use its reasonable efforts to take or cause to be taken all actions, to cooperate with the other party hereto with respect to all actions, and to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

           12.2 Waiver. Any failure of the Company and the Shareholder to comply with any of their respective obligations or agreements herein contained may be waived only in writing by QDL. Any failure of QDL and Questron to comply with any of its obligations or agreements herein contained may be waived only in writing by the Company.


817104.6
                                       44

           12.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

                     (i) If to Shareholders or the Company, to the addresses listed on Schedule 1.1:

                                (with a copy to)

                                Hinshaw & Culbertson
                                Suite 300
                                222 North LaSalle Street
                                Chicago, Illinois  60601-1081
                                Attn:  John W. Dubbs III, Esq.
                                Telecopier:  312-704-3001
                                Telephone:  312-704-3075

                    (ii)       If to QDL and Questron, to:

                               Questron Technology, Inc.
                               6400 Congress Avenue
                               Suite 200A
                               Boca Raton, Florida  33487
                               Telecopier:  (561) 241-2866
                               Telephone:  (561) 241-5251

                               Attention: Dominic A. Polimeni

                               (with a copy to)

                               Battle Fowler LLP
                               Park Avenue Tower
                               75 East 55th Street
                               New York, New York  10022
                               Telecopier:  (212) 856-7816
                               Telephone:  (212) 856-7000

                               Attention: Luke P. Iovine, III, Esq.

Such names and addresses may be changed by written notice to each person listed above.

           12.4 Governing Law and Consent to Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Delaware.


817104.6
                                       45

                     (b) Each of the Company, the Shareholders, QDL and Questron hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this Agreement, the Other Documents or the transactions contemplated hereby and thereby, and agrees not to commence any action, suit or proceeding related thereto except in such courts. Each of the Company, the Shareholders, QDL and Questron further hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, claim or other proceeding arising out of or relating to this Agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, hereby further irrevocably and unconditionally waive and agree not to plead or claim an inconvenient forum, and further covenant and agree not to institute any action or proceeding in any jurisdiction other than Delaware. Each of the Company, the Shareholders, QDL and Questron further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court.

           12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

           12.6 Headings; Schedules. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to "Schedules" shall mean the disclosure schedules heretofore delivered by the Company and the Shareholders to QDL and Questron.

           12.7 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           12.8 Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto.

           12.9 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Sections 9.1 and 9.2, the other Questron Indemnitees and Company Indemnitees) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

           12.10 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties provided that QDL and Questron may assign its rights under the Agreement to any affiliate of QDL and Questron.

                                       46
817104.6

                            [signature page follows]

817104.6
                                       47

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                     QUESTRON TECHNOLOGY, INC.


                                     By   /s/ Dominic A. Polimeni
                                          --------------------------------------
                                          Name:  Dominic A. Polimeni
                                          Title: Chairman, President and
                                                 Chief Executive Officer

                                     QUESTRON DISTRIBUTION LOGISTICS, INC.


                                     By   /s/ Dominic A. Polimeni
                                          --------------------------------------
                                          Name:   Dominic A. Polimeni
                                          Title:  Chairman and Chief Executive
                                                  Officer

                                     ACTION THREADED PRODUCTS, INC.


                                     By   /s/ Gerald H. Ablan
                                          --------------------------------------
                                          Name:   Gerald H. Ablan
                                          Title:  Chairman

                                     SHAREHOLDERS:

                                     /s/ William P. Hackett
                                     ---------------------------------
                                     William P. Hackett

                                     /s/ Robert A. Lehman
                                     ---------------------------------
                                     Robert A. Lehman

                                     /s/ Gerald H. Ablan
                                     ---------------------------------
                                     Gerald H. Ablan

                                     /s/ Charles W. Gozder
                                     ---------------------------------
                                     Charles W. Gozder

817104.6